MUTUAL FUNDS
                                SALES AND SERVICE
                                    AGREEMENT

      This Agreement is entered into among the financial institution executing this Agreement ("Financial Institution"), Edgewood Services, Inc. ("Edgewood"), and Deutsche Fund Management, Inc. ("DFM"), with respect to those series or portfolios listed in Exhibit A hereto (referred to individually as the "Fund" and collectively as the "Funds") of Deutsche Family of Funds, Inc. (the "Company") for whose shares of beneficial interest or capital stock ("Shares") Edgewood serves as Distributor and for whom DFM provides or coordinates shareholder services.

A.    FINANCIAL INSTITUTION.

1.  STATUS OF FINANCIAL INSTITUTION AS "BANK" OR REGISTERED BROKER-DEALER.

Financial Institution represents and warrants to Edgewood and DFM:

         (a)(i) that it is a broker or dealer as defined in Section 3(a)(4)or 3(a)(5) of the Securities Exchange Act of 1934 ("Exchange Act"); that it is registered with the Securities and Exchange Commission pursuant to Section 15 of the Exchange Act; that it is a member of the National Association of Securities Dealers, Inc.; that its customers' accounts are insured by the Securities Investors Protection Corporation ("SIPC"); and that, during the term of this Agreement, it will abide by all of the rules and regulations of the NASD including, without limitation, the NASD Rules of Fair Practice. Financial Institution agrees to notify Edgewood immediately in the event of (1) the termination of its coverage by the SIPC; (2) its expulsion or suspension from the NASD, or (3) its being found to have violated any applicable federal or state law, rule or regulation arising out of its activities as a broker- dealer or in connection with this Agreement, or which may otherwise affect in any material way its ability to act in accordance with the terms of this Agreement. Financial Institution's expulsion from the NASD will automatically terminate this Agreement immediately without notice. Suspension of Financial Institution from the NASD for violation of any applicable federal or state law, rule or regulation will terminate this Agreement effective immediately upon Edgewood's written notice of termination to Financial Institution; or

         (a)(ii) that it is a "bank," as that term is defined in Section 3(a)(6) of the Exchange Act and that, during the term of this Agreement, it will abide by the rules and regulations of those state and federal banking authorities with appropriate jurisdiction over the Financial Institution, especially those regulations dealing with the activities of the Institution as described under this Agreement. Financial Institution agrees to notify Edgewood or DFM immediately of any action by or communication from state or federal banking authorities, state securities authorities, the Securities and Exchange Commission, or any other party which may affect its status as a bank, or which may otherwise affect in any material way its ability to act in accordance with the terms of this Agreement. Any action or decision of any of the foregoing regulatory authorities or any court of appropriate jurisdiction which affects Financial Institution's ability to act in accordance with the terms of this agreement, including the loss of its exemption from registration as a broker or dealer, will terminate this Agreement effective upon Edgewood's written notice of termination to Financial Institution; AND ---

         (b) that Financial Institution is registered with the appropriate securities authorities in all states in which its activities make such registration necessary.

2.    FINANCIAL INSTITUTION ACTS AS AGENT FOR ITS CUSTOMERS.

      The parties agree that in each transaction in the Shares of any Fund and with regard to any services rendered pursuant to this Agreement: (a) Financial Institution is acting as agent for the customer; (b) each transaction is initiated solely upon the order of the customer; (c) as between Financial Institution and its customer, the customer will have full beneficial ownership of all Shares of the Funds; (d) each transaction shall be for the account of the customer and not for Financial Institution's account; and (e) each transaction shall be without recourse to Financial Institution provided that Financial Institution acts in accordance with the terms of this Agreement. Financial Institution shall not have any


Deutsche Family of Funds, Inc.                                      21997


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authority in any transaction to act as Edgewood's agent or as agent for the
Funds.

B.    SALES OF FUND SHARES.

3.  EXECUTION OF ORDERS FOR PURCHASE AND REDEMPTION OF SHARES.

         (a) All orders for the purchase of any Shares shall be executed at the then- current public offering price per share (i.e., the net asset value per share plus the applicable initial sales load, if any) and all orders for the redemption of any Shares shall be executed at the net asset value per share of the applicable Class, in each case as described in the prospectus of the Fund. Any applicable redemption fee or deferred sales charge will be deducted by the Fund prior to the transmission of the redemption proceeds to Financial Institution or its customer. Edgewood and the Funds reserve the right to reject any purchase request in their sole discretion . If required by law, each transaction shall be confirmed in writing on a fully disclosed basis and, if confirmed by Edgewood, a copy of each confirmation shall be sent simultaneously to Financial Institution if Financial Institution so requests.

(b) The procedures relating to all orders will be subject to the terms of the prospectus of each Fund and Edgewood's written instructions to Financial Institution from time to time.

(c) Payments for Shares shall be made as specified in the applicable Fund prospectus. If payment for any purchase order is not received in accordance with the terms of the applicable Fund prospectus, Edgewood reserves the right, without notice, to cancel the sale and to hold Financial Institution responsible for any loss sustained as a result thereof.


4.  INITIAL SALES LOADS PAYABLE TO FINANCIAL INSTITUTION.


(a) On each order accepted by Edgewood, in exchange for the performance of sales and/or distribution services, Financial Institution will be entitled to receive the applicable dealer concession provided in the then current Prospectus of the applicable Fund, subject to any adjustment n the rate of


Deutsche Family of Funds, Inc.                                           31997
         such concession referred to below, from the amount paid by Financial Institution's customer . The initial sales loads for any Fund shall be those set forth in its prospectus. The rate of the dealer concession payable to Financial Institution may be changed at any time at Edgewood's sole discretion upon written notice to Financial Institution.

(b) Transactions may be settled by Financial Institution: (1) by payment of the full purchase price less an amount equal to Financial Institution's applicable percentage of the initial sales load, or (2) by payment of the full purchase price, in which case Financial Institution shall receive, not less frequently than monthly, the aggregate fees due it on orders received and settled.

(c) It shall be the obligation of the Financial Institution either: (i) to provide Edgewood with all necessary information regarding the application of the appropriate initial sales load to each transaction, or (ii) to assess the appropriate initial sales load for each transaction and to forward the public offering price, net of the amount of the initial sales load to be reallocated to the Financial Institution, to the appropriate Fund. Neither the Fund nor Edgewood shall have any responsibility to correct the payment or assessment of an incorrect initial sales load due to the failure of the Financial Institution to fulfill the foregoing obligation.


5.  ADVANCE COMMISSIONS PAYABLE TO FINANCIAL INSTITUTION.

      Upon the purchase of certain Shares, as described in the applicable prospectuses, Edgewood will pay Financial Institution an advance commission as set forth on Exhibit A (or, if more recently published, the Fund's current prospectus). This amount is not to be considered an initial sales load and should not be deducted from the public offering price of the Shares which shall be forwarded to the Fund. Generally, a contingent deferred sales charge ("CDSC") will be assessed upon the redemption of Shares with regard to which an advance commission is paid by Edgewood; in the event that Financial Institution notifies Edgewood in writing that Financial Institution elects to waive such advance commission, and if the Fund's prospectus permits such a waiver, the CDSC will not be charged upon the redemption of the relevant Shares. To receive advance commission from Edgewood on Shares that are subject to a CDSC, Financial


Deutsche Family of Funds, Inc.                                           41997

Institution must open investor accounts with the Fund on a fully-disclosed basis or be able to account for share ownership periods used in calculating the CDSC. Furthermore, should the custody (or record ownership) of the shares of the investor account(s) be transferred during the applicable CDSC holding period (as described in the Fund prospectus) to a financial institution which does not maintain investor accounts on a fully disclosed basis and does not account for share ownership periods, the Financial Institution agrees to reimburse Edgewood prior to such transfer for advance commissions paid to it by Edgewood.

C.    DISTRIBUTION SERVICES.

6.  AGREEMENT TO PROVIDE DISTRIBUTION SERVICES.

(a) With regard to those Funds which pay asset-based sales charges (pursuant to Distribution and Service Plans ("Plans") adopted for the Funds under Investment Company Act Rule 12b-1), as noted on Exhibit A hereto (or, if more recently published, the Fund's current prospectus), Edgewood hereby appoints Financial Institution to render or cause to be rendered distribution and sales services to the Funds and their shareholders.

(b) The services to be provided under this Paragraph (a) may include, but are not limited to, the following:

       (i)    reviewing the activity in Fund accounts;

       (ii)   providing training and supervision of its personnel;

       (iii) maintaining and distributing current copies of prospectuses and shareholder reports;

       (iv)   advertising the availability of its services and products;

       (v) providing assistance and review in designing materials to send to customers and potential customers and developing methods of making such materials accessible to customers and potential customers; and



Deutsche Family of Funds, Inc.                                           51997

       (vi) responding to customers' and potential customers' questions about the Funds.

7.  ASSET-BASED SALES LOADS PAYABLE TO FINANCIAL INSTITUTION.

      During the term of this Agreement, Edgewood will pay Financial Institution each month asset-based sales charges (also known as "Rule 12b-1 Fees") for each Class as set forth in Exhibit A to this Agreement (or, if more recently published, the Fund's current prospectus), subject to the terms and conditions of the Plans. For the payment period in which this Agreement becomes effective or terminates, there shall be an appropriate proration of the fee on the basis of the number of days that this Agreement is in effect during the month.

D.    SHAREHOLDER SERVICES.

8.  AGREEMENT TO PROVIDE SHAREHOLDER AND ACCOUNT MAINTENANCE SERVICES.

      With regard to those Classes which pay a Shareholder Services Fee to Financial Institutions, as noted on Exhibit A hereto (or, if more recently published, the Fund's current prospectus), Financial Institution agrees to render or cause to be rendered personal services to shareholders of the Funds and/or the maintenance of accounts of shareholders of the Funds ("Shareholder Services") within the meaning of, and subject to the terms and conditions of, the Plans. Financial Institution further agrees to provide DFM, upon request, a written description of the Shareholder Services which Financial Institution is providing hereunder.

9.  SHAREHOLDER SERVICE FEES PAYABLE TO FINANCIAL INSTITUTION.

      During the term of this Agreement, DFM will pay Financial Institution Shareholder Service Fees as set forth in Exhibit A to this Agreement (or, if more recently published, the Fund's current prospectus), subject to the terms and conditions of the Plans. For the payment period in which this Agreement becomes effective or terminates, there shall be an appropriate proration of the fee on the basis of the number of days that this Agreement is in effect during the quarter.

Deutsche Family of Funds, Inc.                                           61997

E.    SUPPLEMENTAL PAYMENTS.

10.  SUPPLEMENTAL PAYMENTS TO FINANCIAL INSTITUTION.

      During the term of this Agreement, Edgewood, DFM, or their affiliates will make Supplemental Payments to Financial Institution if and as set forth in Exhibit A to this Agreement (or, if more recently published, the Fund's current prospectus) as additional compensation for services described in Paragraphs 6 or 8, above; such payments will be made from the assets of Edgewood, DFM, or their affiliates, and not from assets of the Funds nor from fees payable under applicable Plans. For the payment period in which this Agreement becomes effective or terminates, there shall be an appropriate proration of the payments on the basis of the number of days that this Agreement is in effect during the quarter.

F.    MISCELLANEOUS.

11.  DELIVERY OF PROSPECTUSES TO CUSTOMERS.

      Financial Institution will deliver or cause to be delivered to each customer, at or prior to the time of any purchase of Shares, a copy of the current prospectus of the applicable Fund and, upon request by a customer or shareholder, a copy of the applicable Fund's current Statement of Additional Information. Financial Institution shall not make any representations concerning any Shares other than those contained in the prospectus or Statement of Additional Information of the Fund or in any promotional materials or sales literature furnished to Financial Institution by Edgewood or the Fund.


12.  ERISA ASSETS.

         (a) Financial Institution understands that the Department of Labor views ERISA as prohibiting fiduciaries of discretionary ERISA assets from receiving administrative service fees or other compensation from funds in which the fiduciary's discretionary ERISA assets are invested. To date, the Department of Labor has not issued any exemptive order or advisory opinion that would exempt fiduciaries from this interpretation. Without specific authorization from the Department of Labor, fiduciaries should carefully avoid investing


Deutsche Family of Funds, Inc.                                          81997
discretionary assets in any fund pursuant to an arrangement where the fiduciary is to be compensated by the fund for such investment. Receipt of such compensation could violate ERISA provisions against fiduciary self-dealing and conflict of interest and could subject the fiduciary to substantial penalties.

         (b) Financial Institution will not perform or provide any duties which would cause it to be a fiduciary under Section 4975 of the Internal Revenue Code, as amended. For purposes of that Section, Financial Institution understands that any person who exercises any discretionary authority or discretionary control with respect to any individual retirement account or its assets, or who renders investment advice for a fee, or has any authority or responsibility to do so, or has any discretionary authority or discretionary responsibility in the administration of such an account, is a fiduciary.



13.  INDEMNIFICATION.

         (a) Financial Institution shall indemnify and hold harmless Edgewood, DFM, each Fund, the transfer agent of the Company, and their respective subsidiaries, affiliates, officers, directors, agents and employees from all direct or indirect liabilities, losses or costs (including attorneys fees) arising from, related to or otherwise connected with: (1) any breach by Financial Institution of any provision of this Agreement; or (2) any actions or omissions of Edgewood, DFM, any Fund, the transfer agent, and their subsidiaries, affiliates, officers, directors, agents and employees in reliance upon any oral, written or computer or electronically transmitted instructions believed to be genuine and to have been given by or on behalf of Financial Institution.

         (b) Edgewood agrees to indemnify and hold harmless the Company, each of its Directors, each of its officers who have signed the Registration Statement and each other person, if any, who controls the Company within the meaning of
Section 15 of the 1933 Act, but only with respect to statements or omissions, if any, made in the Registration Statement or any Prospectus, SAI, or any amendment or supplement thereof in reliance upon, and in


Deutsche Family of Funds, Inc.                                           91997
conformity with, information furnished to the Company about Edgewood by or on behalf of Edgewood expressly for the use in the Registration Statement or any Prospecuts, SAI, or any amendment or supplement thereof. In case any action shall be brought against the Company or any other person so indemnified basedon the Registration Staement or any Prospectus, SAI, or any amendment or supplement thereof, and with respect to which indemnity may be sought against Edgewood, Edgewood shall have the rights and duties given to the Company, and the Company and each othr person so indemnified shall have the rights and duties given to Edgewood by the provisions of subsection (a) above.

         (c) DFM shall indemnify and hold harmless Financial Institution and its subsidiaries, affiliates, officers, directors, agents and employees from and against any and all direct or indirect liabilities, losses or costs (including attorneys fees) arising from, related to or otherwise connected with any breach by DFM of any provision of this Agreement.

         (d) The agreement of the parties in this Paragraph to indemnify each other is conditioned upon the party entitled to indemnification (Indemnified Party) giving notice to the party required to provide indemnification (Indemnifying Party) promptly after the summons or other first legal process for any claim as to which indemnity may be sought is served on the Indemnified Party. The Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from it, provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be approved by the Indemnified Party (which approval shall not unreasonably be withheld), and that the Indemnified Party may participate in such defense at its expense. The failure of the Indemnified Party to give notice as provided in this subparagraph (c) shall not relieve the Indemnifying Party from any liability other than its indemnity obligation under this Paragraph. No Indemnifying Party, in the defense of any such claim or litigation, shall, without the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.


Deutsche Family of Funds, Inc.                                       101997

         (e) The provisions of this Paragraph 13 shall survive the termination of this Agreement.

14.  CUSTOMER NAMES PROPRIETARY TO FINANCIAL INSTITUTION.

         (a) The names of Financial Institution's customers are and shall remain Financial Institution's sole property and shall not be used by Edgewood, DFM, or their affiliates for any purpose except the performance of their respective duties and responsibilities under this Agreement and except for servicing and informational mailings relating to the Funds. Notwithstanding the foregoing, this Paragraph 14 shall not prohibit Edgewood, DFM, or any of their affiliates from utilizing the names of Financial Institution's customers for any purpose if the names are obtained in any manner other than from Financial Institution pursuant to this Agreement.

         (b) Neither party shall use the name of the other party in any manner without the other party's written consent, except as required by any applicable federal or state law, rule or regulation, and except pursuant to any mutually agreed upon promotional programs.

         (c) The provisions of this Paragraph 14 shall survive the termination of this Agreement.


15.  SECURITY AGAINST UNAUTHORIZED USE OF FUNDS' RECORDKEEPING SYSTEMS.

         Financial Institution agrees to provide such security as is necessary to prevent any unauthorized use of the Funds' recordkeeping system, accessed via any computer hardware or software provided to Financial Institution by Edgewood or DFM.


16.  SOLICITATION OF PROXIES.

     Financial Institution agrees not to solicit or cause to be solicited directly, or indirectly, at any time in the future, any proxies from the shareholders of any or all of the Funds in opposition to proxies solicited by management of the


Deutsche Family of Funds, Inc.                                         111997

Company, unless a court of competent jurisdiction shall have determined that the conduct of a majority of the Board of Directors of the Company constitutes willful misfeasance, bad faith, gross negligence or reckless disregard of their duties. This Paragraph 16 will survive the term of this Agreement.


17.  CERTIFICATION OF CUSTOMERS' TAXPAYER IDENTIFICATION NUMBERS.

     Financial Institution agrees to obtain any taxpayer identification number certification from its customers required under Section 3406 of the Internal Revenue Code, and any applicable Treasury regulations, and to provide Edgewood, DFM, or their respective designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding.



18.  NOTICES.

     Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid, registered or certified United States first class mail, return receipt requested, overnight courier services, or by facsimile or similar electronic means of delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to Edgewood shall be given or sent to its offices located at Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779. All notices to DFM shall be given or sent to its offices located at 31 West 52nd Street, 29th Floor, New York, New York 10019 and all notices to Financial Institution shall be given or sent to it at its address shown below.



19.  TERMINATION AND AMENDMENT.

         (a) This Agreement shall become effective in this form as of the date set forth below or as of the first date thereafter upon which Financial Institution executes any transaction, performs any service, or receives any payment pursuant hereto. This Agreement supersedes any prior sales, distribution,


Deutsche Family of Funds, Inc.                                        121997
      shareholder service, or administrative service agreements between the parties with respect to the Funds.

         (b) With respect to each Fund, this Agreement shall continue in effect for one year from the date of its execution, and thereafter for successive periods of one year if the form of this Agreement is approved with respect to each such Class at least annually by the Directors of the Fund, including a majority of the members of the Board of Directors of the Fund who are not interested persons of the Fund and have no direct or indirect financial interest in the operation of any Plan or in any related agreements to such Plan ("Independent Directors ") cast in person at a meeting called for that purpose.

         (c) This Agreement, including Exhibit A hereto, may be amended by Edgewood and/or DFM from time to time by the following procedure. Edgewood or DFM will mail a copy of the amendment to Financial Institution's address, as shown below. Subject to any requirements imposed by any Plan or Rule 12b- 1 under the Investment Company Act of 1940, if Financial Institution does not object to the amendment within thirty (30) days after its receipt, the amendment will become part of the Agreement. Financial Institution's objection must be in writing and be received by Edgewood or DFM within such thirty days.

         (d) Notwithstanding subparagraph 19(b) and in addition to subparagraph 1(a), this Agreement may be terminated with respect to each Class of Shares for which Financial Institution receives compensation under section 7 or Section 9 hereof as follows:

     (i) at any time, without the payment of any penalty, by the vote of a majority of the Independent Directors of the Fund or by a vote of a majority of the outstanding voting securities of such Class as defined in the Investment Company Act of 1940 on not more than sixty
           (60) days' written notice to the parties to this Agreement;

     (ii) automatically in the event of the Agreement's assignment as defined in the Investment Company Act of 1940, upon the termination of the


Deutsche Family of Funds, Inc.                                          131997

           "Distributor's Contract" between the Fund and Edgewood, upon termination of the "Services Agreement" between the Fund and DFM, or upon the termination of the Plan relating to such Class to which this Agreement is related; and

     (iii) by any party to the Agreement without cause by giving the other party at least sixty (60) days' written notice of its intention to terminate.

(e) The termination of this Agreement with respect to any one Fund will not cause the Agreement's termination with respect to any other Fund.

20.
      Financial Institution acknowledges that this Agreement is a "related agreement" with respect to the Plan within the meaning of Rule 12b-1 under the 1940 Act and agrees to comply with the terms and conditions applicable to this Agreement under Rule 12b-1 and the Plan. Financial Institution agrees to furnish information to Edgewood or DFM as they may require to comply with the Plans.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

Deutsche Family of Funds, Inc.                                         141997

21.  GOVERNING LAW.

      This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.

EDGEWOOD SERVICES, INC.
Federated Investors Tower
Pittsburgh, Pennsylvania  15222-3779

By:                                                  Date:


DEUTSCHE FUND MANAGEMENT, INC.
31 West 52nd Street, 29th Floor
New York, New York 10019

By:                                                  Date:


                           ---------------------------------------
                           Financial Institution Name
                           (Please Print or Type)
                           ---------------------------------------
                           Address
                           ---------------------------------------
                           City             State        Zip Code

                           By:______________________________
                                    Authorized Signature

                           ---------------------------------------
                           Title
                           ---------------------------------------
                           Print Name or Type Name
                           Dated:_____________________

Deutsche Family of Funds, Inc.                                       161997



                                    EXHIBIT A

                          FEE SCHEDULE FOR MUTUAL FUND
                           SALES AND SERVICE AGREEMENT
                          WITH EDGEWOOD SERVICES, INC.
                        EFFECTIVE AS OF __________, 1997

         This Exhibit to the Mutual Fund Sales and Service Agreement among Edgewood Services, Inc., Deutsche Fund Management, Inc. and the Financial Institution executing the Agreement sets forth the Funds which are offered pursuant to the Agreement and the rate of fees which Edgwood Services, Inc. or DFM will pay pursuant to the Agreement. For purposes of this Exhibit, "Initial Sales Load" shall be paid subject to the terms of Section 4 of the Agreement; "Advance Commissions" shall be paid subject to the terms of Section 5 of the Agreement; "Asset-Based Sales Loads" shall be paid subject to Section 7 of the Agreement; "Shareholder Service Fees" shall be paid subject to Section 8 of the Agreement; and "Supplemental Payments" (if payable) shall be paid subject to
Section 10 of the Agreement. Advance Commission shall be paid as a percentage of the public offering price of the Fund shares next determined after the purchase order is accepted by Federated Securities Corp. Asset-Based Sales Loads, Shareholder Service Fees, and Supplemental Payments shall be paid at an annual rate on the average net asset value of shares held in each of the Funds attributable to the specified class during the period in accounts for which the Financial Institution provides services under the Agreement, so long as the average net asset value of the shares in any such Fund during the period is at least $100,000.

         All fees stated herein are valid as of the date stated above. Fees are subject to change pursuant to Sections 18 and 19 of the Agreement.


Exhibit A to Mutual Fund Sales and Service Agreement                    Page 2
Fee Schedule

Exhibit A to Mutual Fund Sales and Service Agreement                    Page 3
Fee Schedule



                         DEUTSCHE FAMILY OF FUNDS, INC.

                                 CLASS A SHARES


INITIAL SALES LOAD:  FIXED INCOME FUNDS

         A sales concession equal to the following percentage of the net asset value of shares purchased will be paid to the Financial Institution:

4.5% on purchases up to $50,000

____%             on purchases of $50,000 but less than $100,000

____%             on purchases of $100,000 but less than $250,000

____%             on purchases of $250,000 but less than $500,000

____%             on purchases of $500,000 but less than $1 million

____%             on purchases of $1 million or greater

EQUITY FUNDS

5.5% on purchases up to $50,000

____%             on purchases of $50,000 but less than $100,000

____%             on purchases of $100,000 but less than $250,000

____%             on purchases of $250,000 but less than $500,000

____%             on purchases of $500,000 but less than $1 million

____%             on purchases of $1 million or greater

Exhibit A to Mutual Fund Sales and Service AgreementPage 4
Fee Schedule

Exhibit A to Mutual Fund Sales and Service AgreementPage 5
Fee Schedule


ASSET BASED SALES LOAD:  NONE

Shareholder Service Fee: up to 0.25% of average net assets.

         FUND                                                          CUSIP

(Portfolio name if series fund; see prospectus for entire fund name.)

         Deutsche  European Mid-Cap Fund                                ______

         Deutsche German Equity Fund                                    ______

         Deutsche Japanese Equity Fund                                  ______

         Deutsche Global Bond Fund                                      ______

         Deutsche German Bond Fund                                      ______

         Deutsche Top 50 World                                          ______

         Deutsche Top 50 Europe                                         ______

         Deutsche Top 50 Asia                                           ______

         Deutsche Top 50 US                                             ______

Exhibit A to Mutual Fund Sales and Service AgreementPage 6
Fee Schedule

Exhibit A to Mutual Fund Sales and Service AgreementPage 7
Fee Schedule


                                 CLASS B SHARES


INITIAL SALES LOAD:                                  None

ADVANCE COMMISSION:                         Up to 5.0% of the net asset value of
                                            Class B Shares purchased by clients

ASSET BASED SALES LOAD:                       Up to 0.75% of average net assets
----------------------

Shareholder Service Fee:                      Up to 0.25% of average net assets


         FUND                                                          CUSIP

(Portfolio name if series fund; see prospectus for entire fund name.)

         Deutsche  European Mid-Cap Fund                               ______

         Deutsche German Equity Fund                                   ______

         Deutsche Japanese Equity Fund                                 ______

         Deutsche Global Bond Fund                                     ______

         Deutsche German Bond Fund                                     ______

         Deutsche Top 50 World                                         ______

         Deutsche Top 50 Europe                                        ______

         Deutsche Top 50 Asia                                          ______

         Deutsche Top 50 US                                            ______

Exhibit A to Mutual Fund Sales and Service AgreementPage 8
Fee Schedule

Exhibit A to Mutual Fund Sales and Service AgreementPage 9
Fee Schedule

                                  RETAIL CLASS


INITIAL SALES LOAD:                           None

ADVANCE COMMISSION:                           None
121
ASSET BASED SALES LOAD:                       Up to 0.25% of average net assets
----------------------

SHAREHOLDER SERVICE FEE:                      None


         FUND                                                      CUSIP

         Deutsche US Money Market Fund